Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	((Zip code)

Asbury Automotive Group, Inc.

(Exact name of obligor as specified in its charter)

Delaware	(01-0609375
(State or other jurisdiction of incorporation or organization)	((I.R.S. employer (identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number

AF Motors L.L.C.	Delaware	59-3604214

ANL L.P.	Delaware	59-3503188

Arkansas Automotive Services, L.L.C.	Delaware	27-1386071

Asbury AR Niss L.L.C.	Delaware	84-1666361

Asbury Atlanta AC L.L.C.	Delaware	58-2241119

Asbury Atlanta AU L.L.C.	Delaware	58-2241119

Asbury Atlanta BM L.L.C.	Delaware	58-2241119

Asbury Atlanta Chevrolet L.L.C.	Delaware	58-2241119

Asbury Atlanta Hon L.L.C.	Delaware	58-2241119

Asbury Atlanta Inf L.L.C.	Delaware	58-2241119

Asbury Atlanta Infiniti L.L.C.	Delaware	58-2241119

Asbury Atlanta Jaguar L.L.C.	Delaware	58-2241119

Asbury Atlanta Lex L.L.C.	Delaware	58-2241119

Asbury Atlanta Nis L.L.C.	Delaware	58-2241119

Asbury Atlanta Toy L.L.C.	Delaware	26-2192047

Asbury Atlanta VL L.L.C.	Delaware	58-2241119

Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	71-0817515

Asbury Automotive Arkansas L.L.C.	Delaware	71-0817514

Asbury Automotive Atlanta II L.L.C.	Delaware	26-1923764

Asbury Automotive Atlanta L.L.C.	Delaware	58-2241119

Asbury Automotive Brandon, L.P.	Delaware	59-3584655

Asbury Automotive Central Florida, L.L.C.	Delaware	59-3580818

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number

Asbury Automotive Deland, L.L.C.	Delaware	59-3604210

Asbury Automotive Fresno L.L.C.	Delaware	03-0508496

Asbury Automotive Group L.L.C.	Delaware	23-2790555

Asbury Automotive Jacksonville GP L.L.C.	Delaware	59-3512660

Asbury Automotive Jacksonville, L.P.	Delaware	59-3512662

Asbury Automotive Management L.L.C.	Delaware	23-3006304

Asbury Automotive Mississippi L.L.C.	Delaware	64-0924573

Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	56-2106587

Asbury Automotive North Carolina L.L.C.	Delaware	52-2106838

Asbury Automotive North Carolina Management L.L.C.	Delaware	52-2106838

Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	23-2983952

Asbury Automotive Oregon L.L.C.	Delaware	52-2106837

Asbury Automotive Southern California L.L.C.	Delaware	16-1676796

Asbury Automotive St. Louis II L.L.C.	Delaware	26-2753770

Asbury Automotive St. Louis, L.L.C.	Delaware	43-1767192

Asbury Automotive Tampa GP L.L.C.	Delaware	13-3990508

Asbury Automotive Tampa, L.P.	Delaware	13-3990509

Asbury Automotive Texas L.L.C.	Delaware	13-3997031

Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware	11-3816183

Asbury Deland Imports 2, L.L.C.	Delaware	59-3629420

Asbury Fresno Imports L.L.C.	Delaware	03-0508500

Asbury Jax AC, L.L.C.	Delaware	45-0551011

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number

Asbury Jax Holdings, L.P.	Delaware	59-3516633

Asbury Jax Hon L.L.C.	Delaware	02-0811016

Asbury Jax K, L.L.C.	Delaware	36-4572826

Asbury Jax Management L.L.C.	Delaware	59-3503187

Asbury Jax VW, L.L.C.	Delaware	02-0811020

Asbury MS Chev, L.L.C.	Delaware	06-1749057

Asbury MS Gray-Daniels L.L.C.	Delaware	64-0939974

Asbury No Cal Niss L.L.C.	Delaware	05-0605055

Asbury Sacramento Imports L.L.C.	Delaware	33-1080505

Asbury So Cal DC L.L.C.	Delaware	33-1080498

Asbury So Cal Hon L.L.C.	Delaware	33-1080502

Asbury So Cal Niss L.L.C.	Delaware	59-3781893

Asbury St. Louis Cadillac L.L.C.	Delaware	43-1767192

Asbury St. Louis FSKR, L.L.C.	Delaware	27-1076730

Asbury St. Louis Lex L.L.C.	Delaware	43-1767192

Asbury St. Louis LR L.L.C.	Delaware	43-1799300

Asbury St. Louis M, L.L.C.	Delaware	27-3214624

Asbury Tampa Management L.L.C.	Delaware	59-2512657

Asbury Texas D FSKR, L.L.C.	Delaware	27-1076393

Asbury Texas H FSKR, L.L.C.	Delaware	27-1076640

Asbury-Deland Imports L.L.C.	Delaware	59-3604213

Atlanta Real Estate Holdings L.L.C.	Delaware	58-2241119

Avenues Motors, Ltd.	Florida	59-3381433

Bayway Financial Services, L.P.	Delaware	59-3503190

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number

BFP Motors L.L.C.	Delaware	30-0217335

C&O Properties, Ltd.	Florida	59-2495022

Camco Finance II L.L.C.	Delaware	52-2106838

CFP Motors, Ltd.	Florida	65-0414571

CH Motors, Ltd.	Florida	59-3185442

CHO Partnership, Ltd.	Florida	59-3041549

CK Chevrolet LLC	Delaware	59-3580820

CK Motors LLC	Delaware	59-3580825

CN Motors, Ltd.	Florida	59-3185448

Coggin Automotive Corp.	Florida	59-1285803

Coggin Cars L.L.C.	Delaware	59-3624906

Coggin Chevrolet L.L.C.	Delaware	59-3624905

Coggin Management, L.P.	Delaware	59-3503191

CP-GMC Motors, Ltd.	Florida	59-3185453

Crown Acura/Nissan, LLC	North Carolina	56-1975265

Crown CHH L.L.C.	Delaware	52-2106838

Crown CHO L.L.C.	Delaware	84-1617218

Crown CHV L.L.C.	Delaware	52-2106838

Crown FDO L.L.C.	Delaware	04-3623132

Crown FFO Holdings L.L.C.	Delaware	56-2182741

Crown FFO L.L.C.	Delaware	56-2165412

Crown GAC L.L.C.	Delaware	52-2106838

Crown GBM L.L.C.	Delaware	52-2106838

Crown GCA L.L.C.	Delaware	14-1854150

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number

Crown GDO L.L.C.	Delaware	52-2106838

Crown GHO L.L.C.	Delaware	52-2106838

Crown GNI L.L.C.	Delaware	52-2106838

Crown GPG L.L.C.	Delaware	52-2106838

Crown GVO L.L.C.	Delaware	52-2106838

Crown Honda, LLC	North Carolina	56-1975264

Crown Motorcar Company L.L.C.	Delaware	62-1860414

Crown PBM L.L.C.	Delaware	14-2004771

Crown RIA L.L.C.	Delaware	52-2106838

Crown RIB L.L.C.	Delaware	56-2125835

Crown SJC L.L.C.	Delaware	81-0630983

Crown SNI L.L.C.	Delaware	30-0199361

CSA Imports L.L.C.	Delaware	59-3631079

Escude-NN L.L.C.	Delaware	64-0922808

Escude-NS L.L.C.	Delaware	64-0922811

Escude-T L.L.C.	Delaware	64-0922812

Florida Automotive Services L.L.C.	Delaware	26-3828097

HFP Motors L.L.C.	Delaware	06-1631102

JC Dealer Systems L.L.C.	Delaware	58-2628641

KP Motors L.L.C.	Delaware	06-1629064

McDavid Austin-Acra, L.L.C.	Delaware	11-3816170

McDavid Frisco-Hon, L.L.C.	Delaware	11-3816176

McDavid Grande, L.L.C.	Delaware	11-3816168

McDavid Houston-Hon, L.L.C.	Delaware	11-3816178

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number

McDavid Houston-Niss, L.L.C.	Delaware	11-3816172

McDavid Irving-Hon, L.L.C.	Delaware	11-3816175

McDavid Outfitters, L.L.C.	Delaware	11-3816166

McDavid Plano-Acra, L.L.C.	Delaware	11-3816179

Mid-Atlantic Automotive Services, L.L.C.	Delaware	27-1386312

Mississippi Automotive Services, L.L.C.	Delaware	27-1386394

Missouri Automotive Services, L.L.C.	Delaware	27-1386466

NP FLM L.L.C.	Delaware	71-0819724

NP MZD L.L.C.	Delaware	71-0819723

NP VKW L.L.C.	Delaware	71-0819721

Plano Lincoln-Mercury, Inc.	Delaware	75-2430953

Precision Computer Services, Inc.	Florida	59-2867725

Precision Enterprises Tampa, Inc.	Florida	59-2148481

Precision Infiniti, Inc.	Florida	59-2958651

Precision Motorcars, Inc.	Florida	59-1197700

Precision Nissan, Inc.	Florida	59-2734672

Premier NSN L.L.C.	Delaware	71-0819715

Premier Pon L.L.C.	Delaware	71-0819714

Prestige Bay L.L.C.	Delaware	71-0819719

Prestige Toy L.L.C.	Delaware	71-0819720

Southern Atlantic Automotive Services, L.L.C.	Delaware	37-1514247

Tampa Hund, L.P.	Delaware	59-3512664

Tampa Kia, L.P.	Delaware	59-3512666

Tampa LM, L.P.	Delaware	52-2124362

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employer Identification Number

Tampa Mit, L.P.	Delaware	59-3512667

Texas Automotive Services, L.L.C.	Delaware	27-1386537

Thomason Auto Credit Northwest, Inc.	Oregon	93-1119211

Thomason Dam L.L.C.	Delaware	93-1266231

Thomason FRD L.L.C.	Delaware	93-1254703

Thomason Hund L.L.C.	Delaware	93-1254690

Thomason Pontiac-GMC L.L.C.	Delaware	43-1976952

WMZ Motors, L.P.	Delaware	59-3512663

WTY Motors, L.P.	Delaware	59-3512669

2905 Premiere Parkway NW Suite 300 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip code)

8.375% Senior Subordinated Notes due 2020

Guarantees of 8.375% Senior Subordinated Notes due 2020

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 11th day of May, 2011.

THE BANK OF NEW YORK MELLON

By:	/S/ SCOTT KLEIN
Name: SCOTT KLEIN
Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,924,000
Interest-bearing balances	64,634,000
Securities:
Held-to-maturity securities	3,651,000
Available-for-sale securities	58,491,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	20,000
Securities purchased under agreements to resell	1,792,000
Loans and lease financing receivables:
Loans and leases held for sale	6,000
Loans and leases, net of unearned income	23,307,000
LESS: Allowance for loan and lease losses	482,000
Loans and leases, net of unearned income and allowance	22,825,000
Trading assets	4,910,000
Premises and fixed assets (including capitalized leases)	1,163,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	947,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,364,000
Other intangible assets	1,805,000

Other assets	12,317,000

Total assets	181,855,000

LIABILITIES
Deposits:
In domestic offices	65,674,000
Noninterest-bearing	33,246,000
Interest-bearing	32,428,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	75,029,000
Noninterest-bearing	4,900,000
Interest-bearing	70,129,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,272,000
Securities sold under agreements to repurchase	1,550,000
Trading liabilities	6,207,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,191,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,577,000

Total liabilities	165,990,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,591,000
Retained earnings	6,821,000
Accumulated other comprehensive income	-1,044,000
Other equity capital components	0
Total bank equity capital	15,503,000
Noncontrolling (minority) interests in consolidated subsidiaries	362,000
Total equity capital	15,865,000

Total liabilities and equity capital	181,855,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robert P. Kelly Gerald L. Hassell Catherine A. Rein	]	Directors